Exhibit 10.1
AMENDED AND RESTATED STOCK PURCHASE AGREEMENT
     THIS AMENDED AND RESTATED STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of November 21, 2006, is by and between GNC PARENT CORPORATION, a Delaware corporation (“Parent”), and GNC CORPORATION, a Delaware corporation (the “Company”).
W I T N E S S E T H:
     WHEREAS, Parent owns 100% of the issued and outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company;
     WHEREAS, Parent and the Company have previously entered into that certain Stock Purchase Agreement, dated as of November 21, 2006 (the “Original Agreement”), pursuant to which the Company agreed to issue and sell to Parent, and Parent agreed to purchase from the Company, an additional 10,578,496 shares of Common Stock;
     WHEREAS, the parties desire to amend and restate the Original Agreement to reflect the issuance and sale of an additional 499 shares of Common Stock; and
     WHEREAS, taking into account these additional shares of Common Stock, the Company desires to issue and sell to Parent, and Parent desires to purchase from the Company, a total of 10,578,995 shares of Common Stock (the “Shares”) on the terms and subject to the conditions set forth in this Agreement;
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Purchase and Sale.
     (a) Issuance and Sale. Subject to the terms and conditions set forth herein, the Company agrees to issue and sell the Shares to Parent, and Parent agrees to purchase the Shares from the Company, for the aggregate purchase price of $130,439,008.35 (the “Purchase Price”), or $12.33 per share.
     (b) Payment of Purchase Price. On or promptly after the date hereof, Parent shall (i) transfer, or cause to be transferred, on behalf of the Company, an amount equal to $139,439,000.00 of the Purchase Price by wire transfer of immediately available funds to an account designated by the Company with LaSalle Bank National Association, to be held in irrevocable trust for the benefit of the holders of the Company’s Series A Preferred Stock in connection with the redemption thereof on December 4, 2006, and (ii) pay to, or otherwise credit the account of, the Company the balance of $8.35 of the Purchaser Price.

     2. Representations and Warranties of the Company. The Company hereby represents and warrants to Parent as follows:
     (a) Organization; Good Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority (a) to carry on its business as now conducted and as presently proposed to be conducted, (b) to execute and deliver this Agreement, and (c) to issue and sell the Shares.
     (b) Authorization.
     (i) The Company and its officers, directors, and shareholders have taken all corporate action necessary for (A) the authorization, execution, and delivery of this Agreement, (B) the performance of all obligations of the Company hereunder, and (C) the authorization, issuance, sale, and delivery of the Shares.
     (ii) This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
     (c) Valid Issuance of Shares. The Shares, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free and clear of all pledges, liens, security interests, and other encumbrances.
     3. Representations and Warranties of Parent. Parent hereby represents and warrants to the Company that this Agreement constitutes a valid and legally binding obligation of Parent, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
     4. Miscellaneous.
     (a) Amendments. This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof, oral or written, and supersedes all prior agreements and understandings between them with respect to the subject matter hereof. All of such prior understandings and agreements (if any exist) are merged with and into this Agreement. The parties hereto may amend or modify this Agreement only by a written instrument executed by both parties hereto.
     (b) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, and assigns.
     (c) Severability. If any one or more of the provisions of this Agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been a part hereof.
     (d) Captions. The captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning hereof.
     (e) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.
[Signature Page Follows.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GNC PARENT CORPORATION
By:	/s/ Mark L. Weintrub
Mark L. Weintrub
Senior Vice President and Chief Legal Officer

GNC CORPORATION
By:	/s/ Mark L. Weintrub
Mark L. Weintrub
Senior Vice President and Chief Legal Officer

4